Exhibit 16
[PwC Letterhead]
April 21, 2006
Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549
Commissioners:
We have read the statements made by Whitehall Jewellers, Inc. (copy attached), which we understand will be filed with the Securities and Exchange Commission, pursuant to Item 4.01 of Form 8-K, as part of the Form 8-K/A of Whitehall Jewellers, Inc. dated March 27, 2006. We agree with the statements concerning our Firm in such Form 8-K/A.
Very truly yours,

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP